UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                          October 1, 2001

IOMEGA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12333	86-0385884
(Commission File Number)	(IRS Employer Identification No.)

1821 West Iomega Way, Roy, Utah                                           84067

(Address of Principal Executive Offices)                               (Zip Code)

(801) 332-1000

Registrant's Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.             Other Events.

        On September 28, 2001, Iomega Corporation’s stockholders approved an amendment to Iomega’s Certificate of Incorporation effecting a one-for-five reverse split of Iomega’s common stock. The amendment was approved by the holders of 79% of the issued and outstanding shares of Iomega’s common stock. The reverse split was effective as of the close of business on Friday, September 28, 2001. As a result of the reverse stock split, every five shares of Iomega’s old common stock will be converted into one share of Iomega’s new common stock. Fractional shares resulting from the reverse stock split will be settled by cash payment.

        Iomega’s new common stock began trading on the New York Stock Exchange on Monday, October 1, 2001. Iomega’s new common stock continues to be traded under the symbol IOM. A new CUSIP number has been issued for Iomega’s new common stock (“462030305”) to distinguish stock certificates issued after the effective date of the reverse stock split. Iomega’s old CUSIP number was 462030107.

        All stockholders holding physical stock certificates are required to surrender their old stock certificates in exchange for new stock certificates. Iomega’s stockholders should not send their stock certificates to the Company. Stockholders will be notified by Iomega’s transfer agent, American Stock Transfer and Trust Company, regarding the process for exchanging existing stock certificates representing pre-split shares. Options to purchase Iomega’s common stock will be adjusted in accordance with their terms to reflect the reverse stock split.

        The full text of Iomega’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2001

IOMEGA CORPORATION
            (Registrant)

By:  /s/ Thomas D. Kampfer
      Thomas D. Kampfe
      Vice President, General Counsel
      and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release